As filed with the Securities and Exchange Commission on March 6, 1997.
                                            Registration No. 333-_____

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                       ------------------------
                               FORM S-3
                        Registration Statement
                                 Under
                      The Securities Act of 1933
                        -----------------------
                    MIDWEST FEDERAL FINANCIAL CORP.
        (Exact Name of Registrant as Specified in Its Charter)

          Wisconsin                                     39-1725856
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                     Identification No.)

   Midwest Federal Financial Corp.                  Gary E. Wegner
         1159 Eighth Street                       1159 Eighth Street
   Baraboo, Wisconsin 53913-0450            Baraboo, Wisconsin 53913-0450
           (608) 356-7771                          (608) 356-7771
  (Address, Including Zip Code, and     (Name, Address, Including Zip Code and
   Telephone Number, Including Area      Telephone Number, Including Area
   Code, of Registrant's Principal       Area Code, of Agent for Service)
   Executive Offices)

                            With a Copy to:
                       Christopher S. Zinski, Esq.
                          Schiff Hardin & Waite
                            7200 Sears Tower
                         Chicago, Illinois 60606
                             (312) 258-5548
                     -------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                    CALCULATION OF REGISTRATION FEE

Title of Each Class of             Amount          Proposed Maximum   Proposed Maximum        Amount of
   Securities To Be           To Be Registered      Aggregate Price       Aggregate       Registration Fee
      Registered                                      Per Unit(1)      Offering Price
                                                                        (1)
Common Stock, $.01
Par Value Per Share             150,000              $__________       $________           $________

<F1>   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on $17.50, the average of the bid and asked prices of the Common
       Stock on March 4, 1997, as quoted on the NASDAQ "Small-Cap" Market.

                        ----------------------

                    MIDWEST FEDERAL FINANCIAL CORP.

                  MIDWEST DIVIDEND REINVESTMENT PLAN

                            150,000 SHARES
                             COMMON STOCK

     The Midwest Dividend Reinvestment Plan (the "Plan") of Midwest Federal Financial Corp. (the "Corporation") is designed to provide investors with a convenient way to reinvest all or a portion of the cash dividends paid on the Corporation's common stock, par value $.01 per share, ("Common Stock") of the Corporation in additional shares of Common Stock.

     Participants in the Plan may:

     - Reinvest all or a portion of cash dividends paid on Common Stock registered in their names or in additional shares of Common Stock.

     - Reinvest all of the cash dividends paid on Common Stock credited to their Plan accounts in additional shares of Common Stock.

     - Receive, upon written request, certificates for whole shares of Common Stock credited to their Plan accounts.

     - Deposit certificates representing Common Stock into the Plan for safekeeping.

     - Sell shares of Common Stock credited to their Plan accounts through the Plan.

     Shares of Common Stock purchased under the Plan will, at the option of the Corporation, be newly issued shares or treasury shares purchased directly from the Corporation, or shares purchased in the open market or in privately negotiated transactions. Any open market or privately negotiated purchases will be effected through an Independent Agent (as hereinafter defined) selected by the Corporation. The closing sale price of the Common Stock as reported by the NASDAQ "Small Cap" Market on February 21, 1997 was $18.00.

     The purchase price of newly issued or treasury shares of Common Stock purchased under the Plan for a Dividend Payment Date (as hereinafter defined) will be the average of the bid and asked prices of the Common Stock as reported on the NASDAQ "Small Cap" Market for the relevant Dividend Payment Date and each of the preceding (10) trading days. The price of shares of Common Stock purchased in the open market or in privately negotiated transactions will be the weighted average price per share of the aggregate number of shares purchased with respect to the relevant Dividend Payment Date. The Corporation will pay the costs of administration of the Plan and any brokerage commissions and service charges related to shares purchased under the Plan; however, Participants will bear the costs of any brokerage commissions and any applicable transfer taxes and service charges related to shares sold under the Plan.

     This Prospectus constitutes the Plan document and should be retained for future reference.

                         ______________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
              PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ______________________

            The date of this Prospectus is March 6, 1997.



                         AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, information statements and other information filed by the Corporation may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and at the 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material may be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address at such site is http://www.sec.gov. In addition, such reports, information statements and other information concerning the Corporation can be inspected at the principal office of the Corporation, 1159 Eighth Street, Baraboo, Wisconsin 53913-0450.

     This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), which the Corporation has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the Registration Statement.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, heretofore filed by the Corporation with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

       (1) the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1995;
       (2) the Corporation's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;
       (3)  the Corporation's Current Report on Form 8-K dated October 4,
            1996; and
       (4) the description of the Common Stock contained in the Corporation's Registration Statement on Form S-1 (Commission File No. 33-46976).

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS INCORPORATES. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO INVESTOR RELATIONS, MIDWEST FEDERAL FINANCIAL CORP., 1159 EIGHTH STREET, BARABOO, WISCONSIN 53913-0450, TELEPHONE NUMBER (608) 356-7771.


                            THE CORPORATION

     The Corporation is a holding company, the principal subsidiary of which is Baraboo Federal Bank, FSB (the "Bank"). The Corporation's Common
Stock is traded on the NASDAQ "Small-Cap" Market under the symbol "MWFD".

     The Bank is a federally chartered savings bank originally chartered in 1934. The Bank provides its customers with a full array of community banking services. The Bank is the largest independent financial institution in its primary market area of Sauk Prairie, Portage, Lodi, Kingston, Dalton, and Baraboo, Wisconsin. The Bank is primarily engaged in the business of attracting deposits from the general public and originating consumer loans, mortgage loans and loans secured by commercial real estate, multi-family properties, and commercial business including agricultural loans. The Bank also offers alternative investments (not insured by FDIC) and trust services.

                            USE OF PROCEEDS

     At present, it is expected that purchases of Common Stock under the Plan will be made in the open market and that the Corporation will not receive any proceeds from these purchases. If newly issued or treasury shares of Common Stock are purchased under the Plan directly from the Corporation, the Corporation will use the net proceeds from such sales for general corporate purposes.

                               THE PLAN

PURPOSE

     The purpose of the Plan is to provide investors in the Corporation with a convenient way to reinvest all or a portion of the cash dividends paid on Common Stock in additional shares of Common Stock.

ADMINISTRATION

     Administration of the Plan is conducted by the individual (who may be an employee of the Corporation), bank, trust Company or other entity (including the Corporation) appointed from time to time by the Corporation to act as administrator of the Plan (the "Administrator").
The Corporation has appointed Firstar Trust Company as the current Administrator. The Administrator is responsible for administering the Plan, maintaining records of each Participant's account activities, issuing statements of account and performing other duties required by the Plan. The Administrator or its nominee, as custodian, will hold one or more certificates registered in its name representing the aggregate number of whole shares of Common Stock purchased under, or deposited for safekeeping into, the Plan and credited to a Participant's account. The Administrator will forward funds to be used to purchase shares of Common Stock in the open market or in privately negotiated transactions to an agent selected by the Corporation (an "Independent Agent") that is an "agent independent of the issuer," as that term is defined in the rules and regulations under the Exchange Act. Additionally, the Administrator will promptly forward sales instructions to the Independent Agent. The Independent Agent is responsible for purchasing and selling shares of Common Stock in the open market for a Participant's account in accordance with the provisions of the Plan.

     Participants may contact the Administrator by writing to: Firstar Trust Company, P.O. Box 2077, Milwaukee, Wisconsin 53201. Participants may call Firstar Trust Company toll free at 1-800-637-7549 between 7:00 a.m. and 7:00 p.m. Monday through Friday, Central Time. Written communication may also be sent by telecopier (fax) to 1-414-276-4226.

ELIGIBILITY

     Any person or entity who is a record holder of Common Stock is eligible to participate in the Plan, provided that (i) such person or entity fulfills the prerequisites for participation described below under "Enrollment Procedures" and (ii) in the case of citizens or residents of a country other than the United States, its territories or possessions, participation would not violate local laws applicable to the Corporation, the Plan or the Participant.

ENROLLMENT PROCEDURES

     Eligible applicants may join the Plan at any time after being furnished with a copy of this Prospectus by completing and signing an enrollment form ("Enrollment Form") in the manner set forth below. Requests for copies of Enrollment Forms, as well as copies of other Plan forms and this Prospectus, should be made in writing or by telephone to the Administrator's address and telephone numbers listed in "-Administration" above.

     In order to become a Participant in the Plan, an eligible applicant must complete and sign an Enrollment Form and return it to the Administrator and (i) elect to have cash dividends paid on Common Stock of which such applicant is the record holder invested in Common Stock, or
(ii) deposit certificates representing shares of Common Stock into the Plan for safekeeping.

     Beneficial owners of Common Stock registered in "street name" (E.G., in the name of a bank, broker, or trustee) may participate in the Plan with respect to such securities by either (i) transferring the shares of Common Stock which they wish to be subject to the Plan into their own name and depositing the shares of Common Stock into the Plan for safekeeping or (ii) making arrangements with the record or registered holder (E.G., their bank, broker or trustee who will become the Participant) of such securities to participate in the Plan on the beneficial owner's behalf.

     Enrollment Forms will be processed as promptly as practicable. A person will become a Participant after a properly completed Enrollment Form has been received and accepted by the Administrator.

REINVESTMENT OF CASH DIVIDEND PAYMENTS

     A Participant may elect to reinvest (i) all or a portion of cash dividends paid on all or a portion of Common Stock registered in his name; and/or (ii) all of the cash dividends paid on Common Stock purchased through the Plan and credited to his account and Common Stock deposited into the Plan for safekeeping, by designating such election on his Enrollment Form. If a Participant does not make an election, cash dividends paid on Common Stock registered in his name will be paid in cash, by check, or, if elected by the Participant, by direct deposit, and cash dividends paid on shares of Common Stock credited to the Participant's account that were purchased through the Plan or deposited into the Plan for safekeeping will be automatically reinvested in shares of Common Stock. A Participant electing partial reinvestment of cash dividend payments on Common Stock registered in his name must designate the whole number of shares for which reinvestment is desired. Once a Participant elects reinvestment, cash dividend payments made on the Common Stock will be reinvested in shares of Common Stock. The amount so reinvested will be reduced by any amount which is required to be withheld under any applicable tax or other statutes. If the Participant has specified partial reinvestment on Common Stock registered in his name, that portion of cash dividend payments not designated for reinvestment will be sent to the Participant by check or direct deposit in the usual manner. Notwithstanding the foregoing, the maximum number of shares of Common Stock with respect to which dividends can be reinvested through the Plan by an individual Participant is 5,000 shares.

CHANGING PLAN OPTIONS

     A Participant may change the reinvestment level (i.e., full, partial or none) of cash dividend payments on Common Stock held in his name by delivering written instructions or a new Enrollment Form to the Administrator. To be effective with respect to a particular cash dividend payment, any such instructions must be received by the Administrator on or before the record date relating to such cash dividend payment. If such instructions are not received by the Administrator on or before the record date, the instructions will not become effective until after such dividend is paid. The shares of Common Stock purchased with such funds will be credited to the Participant's Plan account.

PURCHASES AND SALES OF SHARES GENERALLY

     Shares of Common Stock purchased for Participants under the Plan will be either newly issued shares or shares held in the treasury of the Corporation or, at the Corporation's option, shares of Common Stock purchased in the open market or in privately negotiated transactions by an Independent Agent.

     Purchases of shares of Common Stock from the Corporation, whether newly issued or treasury shares, will be made on the relevant date on which a cash dividend on Common Stock is paid ("a Dividend Payment Date") at the average of the bid and asked prices as reported on the NASDAQ "Small-Cap" Market for the relevant Dividend Payment Date and the preceding 10 trading days.

     Purchases in the open market or in privately negotiated transactions may begin on the relevant Dividend Payment Date and should be completed no more than 15 days after that Dividend Payment Date. Funds not invested in Common Stock within 30 days of receipt will be promptly returned, without interest, to Participants. The price of any shares of Common Stock purchased in the open market or in privately negotiated transactions for Participants will be the weighted average price per share of the aggregate number of shares purchased with respect to the relevant Dividend Payment Date.

     The number of shares (including any fraction of a share rounded to three decimal places) of Common Stock credited to the account of a Participant for a particular Dividend Payment Date will be determined by dividing the total amount of cash dividends to be invested for such Participant on such Dividend Payment Date by the relevant purchase price per share.

     With regard to open market purchases and sales of shares of Common Stock by an Independent Agent, none of the Corporation, the Administrator (if it is not also the Independent Agent) or any Participant will have any authority or power to direct the time or price at which shares may be purchased or sold, the markets on which the shares are to be purchased or sold, or the selection of the broker or dealer (other than any Independent Agent) through or from whom purchases and sales may be made. The Independent Agent may commingle each Participant's funds with those of other Participants for the purpose of executing purchase and sale transactions. Dividend and voting rights will commence upon settlement, whether shares are purchased from the Corporation or any other source.

SAFEKEEPING SERVICE

     At the time of enrollment, or at any later time, a Participant may take advantage of the Plan's safekeeping services. Common Stock held in certificate form by a Participant may be deposited into the Plan, to be held by the Administrator or its nominee, by delivering a completed Enrollment Form and the Common Stock certificates to the Administrator.
Such certificates should not be endorsed. The shares of Common Stock so deposited will be transferred into the name of the Administrator or its nominee, as custodian, and credited to the Participant's account. Thereafter, such shares of Common Stock will be treated in the same manner as shares of Common Stock purchased under the Plan and credited to the Participant's account. Cash dividends paid on shares of Common Stock credited to a Participant's account that were deposited into the Plan for safekeeping will be reinvested in shares of Common Stock.

SALE OF SHARES OF COMMON STOCK

     A Participant may request, at any time, that all or a portion of the shares of Common Stock credited to his account be sold by delivering to the Administrator a completed Sale/Transfer/Withdrawal Request Form. Only whole shares of Common Stock credited to a Participant's account may be sold under the Plan. The Administrator will forward the sale instructions to an Independent Agent within five business days of receipt (except as described in the following paragraph). An Independent Agent will sell such shares as soon as practicable after processing the request and will transmit to the Participant the proceeds of the sale (less any brokerage commissions and any applicable transfer taxes and service charges). Proceeds of shares of Common Stock sold through the Plan will be paid to the Participant by check.

     If instructions for the sale of shares of Common Stock on which cash dividends are being reinvested are received by the Administrator on or after the ex-dividend date relating to a Dividend Payment Date but before the Dividend Payment Date, the dividends paid on the Dividend Payment Date will be invested in Common Stock through the Plan, and (i) if the Participant's sale instructions cover less than all of the shares of Common Stock credited to his account, the sale of such shares will be processed and the shares purchased with the reinvested dividends will be credited to the Participant's account or (ii) if the Participant's sale instructions cover all of the shares of Common Stock credited to his account, the sale instructions will not be processed until after the dividends have been invested in Common Stock through the Plan at which time all of the shares credited to his account, including the shares purchased with the reinvested dividends, will be sold and the proceeds transmitted to the Participant.

WITHDRAWAL OF SHARES OF COMMON STOCK

     A Participant may withdraw some or all of the Common Stock credited to his account from the Plan at any time by delivering to the Administrator
(i) a completed Sale/Transfer/Withdrawal Request Form, if the Participant will be the record holder of such Common Stock after withdrawal, or (ii) a completed Sale/Transfer/Withdrawal Request Form and a stock assignment (stock power), if the Participant will not be the record holder of the Common Stock after withdrawal. Upon the Administrator's receipt of the proper documentation, certificates representing the designated Common
Stock will be sent to the Participant, the Participant's broker or any other person that the Participant has designated.

     If a completed Sale/Transfer/Withdrawal Request Form with regard to shares of Common Stock credited to a Participant's account on which cash dividends are being reinvested is received by the Administrator on or after the record date relating to a Dividend Payment Date but before the Dividend Payment Date, the dividends paid on the Dividend Payment Date will be invested in Common Stock through the Plan, and (i) if the

Participant's withdrawal instructions cover less than all of the shares of Common Stock credited to his account, the withdrawal of such shares will be processed and the shares purchased with the reinvested dividends will be credited to the Participant's account or (ii) if the Participant's withdrawal instructions cover all of the shares of Common Stock credited to his account, the withdrawal instructions will not be processed until after the dividends have been invested in Common Stock through the Plan, at which time certificates representing all of the shares credited to his account, including the shares purchased with the reinvested dividends, will be sent to the Participant or other designated recipient.

     Certificates representing whole shares of Common Stock withdrawn from the Plan will be sent to the Participant or designated recipient by First Class Mail as soon as practicable following the Administrator's receipt of the required documentation, subject to the provisions of the preceding paragraph. Cash dividends paid on shares of Common Stock withdrawn from the Plan will not be reinvested unless the Participant elects reinvestment by delivering a completed Enrollment Form to the Administrator.

TRANSFER OF COMMON STOCK

     A beneficial owner of Common Stock held in "street name" (E.G., in the name of a bank, broker or trustee) may participate in the Plan with respect to such securities by either (i) transferring Common Stock which he wishes to be subject to the Plan into his own name and depositing shares of Common Stock into the Plan for safekeeping or (ii) making arrangements with the record holder (E.G., their bank, broker or trustee who will become the Participant) of such Common Stock to participate in the Plan on the beneficial owner's behalf. In order to transfer such Common Stock under clause (i), a person must instruct the "street name" holder to transfer the Common Stock to the person or in the case of Common Stock to be deposited into the Plan for safekeeping, to the Administrator for credit to the person's account. If the person is already a Participant, the Common Stock must be transferred to the Participant in the same name in which the Participant's account is registered. If the person does not have an account, participation in the Plan will commence when the Common Stock is registered in his name and a properly completed Enrollment Form is received by the Administrator.


GIFT OR TRANSFER OF SHARES OF COMMON STOCK WITHIN THE PLAN

     If a Participant wishes to transfer, whether by gift, private sale or otherwise, ownership of all or a part of the shares of Common Stock credited to his account to the account of another Participant or to establish by such transfer an account for a person or entity not already a Participant, the Participant may do so by delivering to the Administrator a completed Sale/Transfer/Withdrawal Request Form and a stock assignment (stock power). The transfer will be effected as soon as practicable following the Administrator's receipt of the required documentation. No fraction of a share of Common Stock credited to a Participant's account may be transferred unless the Participant's entire account is transferred. Requests for interaccount transfers are subject to the same requirements as for the transfer of securities generally.

     Shares of Common Stock so transferred will be credited to the transferee's account. If the transferee is not already a Participant, an account will be opened in the transferee's name. Cash dividends paid on the transferred shares will be reinvested in shares of Common Stock. Unless otherwise requested by the transferor, the transferee will be sent a Statement of Account showing the transfer of such shares into his account. The transferor may request that such Statement of Account be returned to the transferor for personal delivery and/or that a gift certificate be provided. The transferor may send the gift certificate directly or request that it be sent by the Administrator to the transferee with the first Statement of Account.

REPORTS TO PARTICIPANTS

     Each Participant will receive a statement of account within a reasonable time after each reinvestment, deposit, transfer, withdrawal, sale or any other transaction takes place. The Participant should retain these statements of account in order to establish the cost basis, for tax purposes, for shares of Common Stock acquired under the Plan.

     Each Participant will receive copies of all communications sent to holders of Common Stock. This may include quarterly reports to shareholders, annual reports to shareholders, proxy material, and Internal Revenue Service information, if appropriate, for reporting dividend income. All notices, Statements of Account and other communications from the Administrator to a Participant will be addressed to the latest address of record. Therefore, it is important that a Participant promptly notify the Administrator of any change of address.

CERTIFICATES FOR SHARES

     A Participant may obtain, free of charge at any time, a certificate for all or a part of the whole shares of Common Stock credited to his account at such time upon written request to the Administrator. Such certificate(s) will be mailed by First Class Mail, within three business days of the Administrator's receipt of the written request, to the Participant's address of record. Any remaining whole or fractions of shares of Common Stock will continue to be credited to the Participant's account.

     Except for transfers described in "Gift or Transfer of Shares of Common Stock Within the Plan," shares of Common Stock credited to a Participant's account may not be pledged or assigned. A Participant who wishes to pledge or assign shares of Common Stock must request that they be withdrawn from the Plan.

     Certificates for fractions of shares of Common Stock will not be issued under any circumstances.

TERMINATION OF PARTICIPATION BY A PARTICIPANT

     A Participant may at any time terminate his participation in the Plan by delivering a completed Sale/Transfer/Withdrawal Request Form to the Administrator. Upon the Administrator's receipt of such written notification, the Participant will receive (i) a certificate for all of the whole shares of Common Stock credited to his account, and (ii) a check for the cash value of any fraction of a share of Common Stock credited to his account. Such fraction of a share will be valued at the weighted average price per share of the aggregate number of shares sold on the relevant trading day.

COSTS

     The Corporation will pay all administrative costs and expenses associated with the Plan. In addition, the Corporation will pay any brokerage commissions and any applicable transfer taxes and service charges related to shares purchased under the Plan. A Participant requesting that the shares of Common Stock credited to his account be sold in the open market will be required to pay any brokerage commissions and any applicable transfer taxes and services charges with respect to any shares of Common Stock sold. Such costs will be included as adjustments to sales prices.

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE EFFECT OF SUCH TAX CONSEQUENCES UPON ANY PARTICIPANT WILL DEPEND UPON SUCH PARTICIPANT'S INDIVIDUAL CIRCUMSTANCES WHICH, TOGETHER WITH THE STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATION, SHOULD BE DISCUSSED BY EACH PARTICIPANT WITH HIS TAX ADVISOR.

     A Participant will be required to include in income for federal income tax purposes the amount of cash dividends paid on Common Stock and on shares of Common Stock credited to his account which are reinvested in Common Stock under the Plan even though no such amount is actually received by the Participant in cash, but instead is applied to the purchase of shares of Common Stock for the Participant's account. If shares are purchased in the open market a Participant will also be required to include in income for federal income tax purposes an allocable share of any brokerage commissions incurred to purchase such shares.

     A Participant's tax basis for shares of Common Stock purchased under the Plan will be equal to the price at which the shares are credited by the Administrator to the Participant's account. If shares are purchased in the open market, the allocable shares of any brokerage commissions incurred are added to a Participant's tax basis. Shares of Common Stock purchased under the Plan will have a holding period beginning on the day after the shares are allocated to the Participant's account.

     A Participant will not realize any taxable income when he receives certificates for whole shares credited to his account under the Plan. Gain or loss will be recognized by the Participant when he sells such whole shares and will be recognized by a Participant when a fractional share credited to his account is sold pursuant to the terms of the Plan.

MISCELLANEOUS

     STOCK SPLITS, STOCK DIVIDENDS AND RIGHTS OFFERINGS

     Any shares or other securities representing stock splits or noncash distributions on shares of Common Stock credited to the account of a Participant will be credited to the Participant's account. Stock splits, combinations, recapitalization and similar events affecting shares of Common Stock credited to a Participant's account will be credited to the Participant's account on a pro rata basis.

     In the event of a rights offering, a Participant will receive rights based upon the total number of shares of Common Stock credited to his account.

     VOTING OF PROXIES

     A Participant will have the exclusive right to exercise all voting rights respecting shares of Common Stock credited to his account. The Administrator will forward all shareholder materials relating to shares of Common Stock credited to a Participant's account to the Participant. A Participant may vote any whole or fractional shares of Common Stock credited to his account in person or by proxy. A Participant's proxy card will include shares of Common Stock credited to his account and shares of Common Stock registered in his name. Shares of Common Stock credited to a Participant's account will not be voted unless the Participant or his proxy votes them.

     LIMITATION OF LIABILITY

     The Plan provides that neither the Corporation, the Administrator (including the Corporation if it is acting as such) in administering the Plan nor any Independent Agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares of Common Stock are purchased or sold for the Participant's account and the times when such purchases and sales are made, or with respect to any loss or fluctuation in the market value after the purchase or sale of such shares. However, nothing contained herein shall affect a Participant's right to bring a cause of action based on alleged violations of federal securities laws.

     INTERPRETATION AND REGULATION OF THE PLAN

     The officers of the Corporation are authorized to take such actions to carry out the Plan as may be consistent with the Plan's terms and conditions. The Corporation reserves the right to interpret and regulate the Plan as the Corporation deems desirable or necessary in connection with the Plan's operations.


     CHANGE OR TERMINATION OF THE PLAN

     The Corporation may suspend, modify or terminate the Plan at any time, in whole, in part or in respect of Participants in one or more jurisdictions, without the approval of Participants. Notice of such suspension, modification or termination will be sent to all affected Participants, who will in all events have the right to withdraw from participation. Upon any whole or partial termination of the Plan by the Corporation, each affected Participant will receive (i) a certificate for all of the whole shares of Common Stock credited to his account, and (ii) a check for the cash value of any fraction of a share of Common Stock credited to his account. Such fraction of a share shall be valued at the average of the bid and asked prices as reported on the NASDAQ "Small-Cap" Market for the 10 trading days preceding the date of termination.

     TERMINATION OF PARTICIPATION BY THE CORPORATION

     If a Participant does not have at least one whole share of Common Stock credited to his account, participation in the Plan may be terminated by the Corporation upon written notice to the Participant. Additionally, the Corporation may terminate any Participant's participation in the Plan after written notice mailed in advance to such Participant at the address appearing on the Administrator's records. A Participant whose participation has been terminated will receive (i) a certificate for all of the whole shares of Common Stock credited to his account, and (ii) a check for the cash value of any fraction of a share of Common Stock credited to his account. Such fraction of a share shall be valued at the average of the bid and asked prices as reported on the NASDAQ "Small-Cap" Market for the 10 trading days preceding the date of termination.

                         PLAN OF DISTRIBUTION

     The Common Stock being offered hereby is offered pursuant to the Plan, the terms of which provide for the purchase of shares of Common Stock, either newly issued shares or shares held in the treasury of the Corporation, directly from the Corporation, or, at the Corporation's option, by an Independent Agent in the open market or in privately negotiated transactions.

     The Corporation will pay all administrative costs and expenses associated with the Plan. In addition, the Corporation will pay any brokerage commissions and any applicable transfer taxes and service charges related to shares purchased under the Plan. Participants requesting that the shares of Common Stock credited to their accounts be sold in the open market will be required to pay any brokerage commissions and any applicable transfer taxes and service charges with respect to any shares of Common Stock sold. Such costs will be included as adjustments to sales prices.

                     DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Corporation consists of 3,000,000 shares of Common Stock and 1,000,000 shares of serial preferred stock, $.01 par value per share. The description of the Common Stock is incorporated by reference into this Prospectus. See "Incorporation of Certain Documents by Reference" for information on how to obtain a copy of this description. At March 4, 1997, there were 1,621,629 shares of Common Stock issued and outstanding.

                                EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1995 have been so incorporated in reliance on the report of Wipfli Ullrich Bertelson CPAs, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             LEGAL MATTERS

     Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Corporation by Schiff Hardin & Waite, Chicago, Illinois.

No dealer, salesman or other person has
been authorized to give any information
or to make any representations in
connection with this offering other                 MIDWEST FEDERAL
than those contained in this                        FINANCIAL CORP.
Prospectus, and, if given or made, such
information or representations must not
be relied upon as having been
authorized by the Corporation. This
Prospectus does not constitute an offer
to sell, or a solicitation of an offer                 150,000 Shares
to buy, any of the securities offered                   Common Stock
hereby in any jurisdiction to any                (par value $.01 per share)
person to whom it is unlawful to make
such offer or solicitation in such
jurisdiction. Neither the delivery of
this Prospectus nor any sale made
hereunder shall, under any
circumstances, create any implication
that there has been no change in the
affairs of the Corporation or of the                   ----------------
Plan since the date of this Prospectus
or that the information set forth                     P R O S P E C T U S
herein is correct as of any time
subsequent to the date hereof or the                   ----------------
date of filing of any documents
incorporated by reference herein.
------------------------------
            TABLE OF CONTENTS

Available Information . . . . . . . . .  3

Incorporation of Certain Documents
  by Reference  . . . . . . . . . . . .  4

The Corporation . . . . . . . . . . . .  4

Use of Proceeds . . . . . . . . . . . .  5
                                                         MIDWEST DIVIDEND
The Plan  . . . . . . . . . . . . . . .  5               REINVESTMENT PLAN

Plan of Distribution. . . . . . . . . .  14

Description of Capital Stock. . . . . .  15

Experts . . . . . . . . . . . . . . . .  15
                                                           March 6, 1997
Legal Matters . . . . . . . . . . . . .  15

                                      PART II

                         INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth all expenses in connection with the distribution of the shares of Common Stock being registered. All amounts shown below are estimates, except the registration fee:

   Registration fee of Securities and Exchange Commission . . .  $  796
   Accountants' fees and expenses . . . . . . . . . . . . . . .     500
   Legal fees and expenses. . . . . . . . . . . . . . . . . . .   7,200
   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .     100
       TOTAL. . . . . . . . . . . . . . . . . . . . . . . . . .  $8,596
                                                                ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law set forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

     Article XIV of the Registrant's Articles of Incorporation provides for indemnification of the directors, officers, employees and agents of the Registrant for expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 16. EXHIBITS

     The Exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this Registration Statement.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

         (c) To include any additional or changed material information on the plan of distribution.

provided, however, that paragraphs 1(a) and 1(b) do not apply if the registration statement is on Form S-3 or S-8, and the information required in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Securities Exchange Act of 1934 in the registration statement.

          2. That, for determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baraboo, and State of Wisconsin, on this 28th day of February, 1997.

                                     MIDWEST FEDERAL FINANCIAL CORP.
                                              (Registrant)



                                     By: /s/ Gary E. Wegner
                                        ------------------------------


                            POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that Midwest Federal Financial Corp. and each of the undersigned officers and directors of Midwest Federal
Financial Corp. hereby constitute and appoint Gary E. Wegner the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution for and in the name, place and stead of the undersigned, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said corporation itself and each said officer or director might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on behalf of Midwest Federal Financial Corp. by the following persons in the capacities as officers or directors, as indicated below, of Midwest Federal Financial Corp. and on the dates indicated.


Signature                               Title                              Date


/s/ Gary E. Wegner                      President and Director             February 28, 1997
-----------------------------
    Gary E. Wegner
    (Principal Executive Officer)


/s/ Dean C. Carter                       Chief Financial Officer           February 28, 1997
-----------------------------
    Dean C. Carter
   (Principal Financial and
   Accounting Officer)


/s/ George M. McArthur                   Chairman                          February 28, 1997
-----------------------------
    George M. McArthur


/s/ Robert J. Schwarz                    Vice Chairman                     February 28, 1997
-----------------------------
    Robert J. Schwarz


/s/ John D. Jenks                        Director                          February 28, 1997
-----------------------------
    John D. Jenks


/s/ Albert R. Dippel                     Director                          February 28, 1997
-----------------------------
    Albert R. Dippel


/s/ David M. Gunderson                   Director                          February 28, 1997
-----------------------------
    David M. Gunderson


/s/ Dr. James D. Mathers                 Director                          February 28, 1997
-----------------------------
    Dr. James D. Mathers


                           INDEX TO EXHIBITS


Exhibit
Index                            Exhibit                              Page No.
-------                          -------                              --------

   4.1*     Articles of Incorporation, as amended.  Filed as
            Exhibit 3.1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 3, 1992 (File No. 33-46976).

   4.2* By-Laws of the Corporation. Filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 3, 1992
            (File No. 33-46976).

   5        Opinion of Schiff Hardin & Waite.

 23.1       Consent of Wipfli Ullrich Bertelson LLP.

 23.2 Consent of Schiff Hardin & Waite (included in its opinion filed as Exhibit 5).

 24 Powers of Attorney (as set forth in the signature pages hereto).




-----------------
* Incorporated herein by reference as indicated.